Exhibit 10.1
AMENDMENT TO FORRESTER RESEARCH, INC. EMPLOYEE RETENTION PLAN
     This Amendment (“Amendment”) to the Forrester Research, Inc. Employee Retention Plan (the “Plan”) is made as of the 28th day of June 2010 (“Amendment Effective Date”).
1.	This Amendment amends the Plan as provided herein. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Plan. Except as expressly set forth herein, the terms and conditions of the Plan shall remain in full force and effect in accordance with their terms. From and after the Amendment Effective Date, reference to the Plan shall mean the Plan as amended by this Amendment.

2.	Paragraph b of Section 8 of the Plan is amended by striking 2010 and replacing it with 2013.

3.	Paragraph a of Section 16.1 of the Plan is amended by striking 2010 and replacing it with 2013.

FORRESTER RESEARCH, INC.

By:	/s/ Michael A. Doyle

(signature)

Michael A. Doyle

(Print or Type Name)

Chief Financial Officer

(Title)